UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2016

CAFEPRESS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35468	94-3342816
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

11909 Shelbyville Road, Louisville, Kentucky 40243

(Address of principal executive offices, including zipcode)

(502) 995-2268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Resignation of Garett Jackson, as Chief Financial Officer; Appointment of Phillip L. Milliner, Jr., as Chief Financial Officer

On July 18, 2016, Garett Jackson provided notice of his resignation from his position as Chief Financial Officer of CafePress Inc. (“CafePress” or the “Company”) effective August 26, 2016, in order to accept a leadership role in another company. In connection with the resignation of Mr. Jackson, on July 20, 2016, CafePress appointed Phillip L. Milliner, Jr., 40, as Chief Financial Officer of the Company, effective August 29, 2016. Mr. Milliner will report to the Company’s Chairman and Chief Executive Officer, Fred E. Durham, III. Mr. Jackson will remain with the Company through August to assist and facilitate a smooth transition.

From 2004 to 2016, Mr. Milliner served in various roles with Churchill Downs Incorporated, including in the roles of corporate controller from December 2004 through December 2010, Vice President, Finance from January 2011 through December 2013, and Vice President, Business Operations from January 2014 through July 2016. He also previously served as Manager, Financial Reporting at Ventas, Inc. Prior to serving in his roles at Churchill Downs and Ventas, Mr. Milliner was a Senior Associate and Manager with PricewaterhouseCoopers, in the Global Capital Markets Group in Milan, Italy and in Assurance and Business Advisory Services, respectively.

Upon the commencement of his employment and the execution of the Company’s form Amended and Restated Change of Control Agreement for Senior Management, which has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, Mr. Milliner will (i) receive an annual base salary of $250,000, (ii) be eligible for a pro-rated cash incentive award under the Company’s 2016 Cash Bonus Plan, which has been filed as an exhibit to our Current Report on Form 8-K filed on March 8, 2016, with a target incentive opportunity of 35% of his base salary, to be paid in the normal course of the Company’s routine award cycle, (iii) receive a cash sign-on bonus of $44,000, to be paid after 30 days of continuous employment with the Company, (iv) receive an equity grant (with a grant date of August 26, 2016) under the Company’s 2012 Stock Incentive Plan of 13,836 restricted stock units (“RSUs”) and an option to purchase 45,500 shares of the Company’s common stock (“Options”), with one-fourth (1/4) of the RSUs and Options vesting after 12 months of continuous employment with the Company, and the remainder vesting ratably on a quarterly and monthly basis in equal installments over a three-year period, respectively, and which is subject to acceleration on the terms as provided in our Amended and Restated Change in Control Agreement for Senior Management; and (v) participate in the Company’s Executive Equity Incentive Plan (“EEIP”), which was described in our Current Report on Form 8-K filed on April 26, 2016, with an equity grant of 22,000 RSUs, vesting in equal annual installments over a four-year period (2016-2019), and 69,000 performance-based stock options (for the three-year performance period, 2016 through 2018), vesting subject to the EEIP. The terms of Mr. Milliner’s employment with the Company, including his base salary and benefits upon a change in control of the Company, can be found in his offer letter and in his Change in Control Agreement, each of which is attached as an exhibit hereto, and each of which is incorporated by reference herein.

There are no family relationships between Mr. Milliner and any director, executive officer or person nominated by the Company to become a director or executive officer, and there are no transactions between Mr. Milliner or any of his immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing descriptions of the offer letter with Mr. Milliner and Change in Control Agreement with Mr. Milliner are qualified in their entirety by reference to the full text of the offer letter and Change in Control Agreement, each of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and each of which is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release issued by the Company announcing Mr. Jackson’s resignation and Mr. Milliner’s appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Section 9 Financial Statements and Exhibit

Item 9.01.	Financial Statements and Exhibit.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Offer Letter with Phillip L. Milliner, Jr.

10.2	Change of Control Agreement with Phillip L. Milliner, Jr.

99.1	Press Release dated July 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CAFEPRESS INC.

July 20, 2016	/s/ Ekumene M. Lysonge
By: Ekumene M. Lysonge
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Offer Letter with Phillip L. Milliner, Jr.

10.2	Change of Control Agreement with Phillip L. Milliner, Jr.

99.1	Press Release dated July 20, 2016